UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2021 (March 26, 2021)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1407 Broadway, 38th Floor, New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SQBG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2021, Sequential Brands Group, Inc. (“Sequential” or the “Company”) and certain of its subsidiaries amended its Third Amended and Restated Credit Agreement (“Credit Agreement”) with Wilmington Trust, National Association, as administrative agent and collateral agent and the lenders party thereto.  The amendment, among other matters, extends a waiver of existing defaults under the Credit Agreement through April 19, 2021. The Limited Waiver and Consent to Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

As previously disclosed, the Company has agreed that if the lenders (the “Wilmington Lenders”) under its Credit Agreement with Wilmington Trust, National Association, as administrative agent and collateral agent, continue to be lenders as of April 1, 2021, the Wilmington Lenders shall have the right to appoint an independent majority of the Board of Directors of the Company (the “Board”), inclusive of Ms. Silvia Mazzucchelli and Mr. John Dionne, who currently serve as directors of the Company.

In light of the Company’s expectation that the Wilmington Lenders will continue to be lenders as of April 1, 2021, the Company received notice from: (i) Ms. Martha Stewart on March 26, 2021 that she was resigning from the Board effective immediately and (ii) Mr. Al Gossett, Mr. Gary Johnson and Mr. Stewart Leonard, Jr. on March 28, 2021 that each of them is resigning from the Board effective March 29, 2021. None of the resignations involved a disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Gossett served on the Company’s audit committee, compensation committee and nominating and corporate governance committee; Mr. Johnson served on the Company’s compensation committee and nominating and corporate governance committee; and Mr. Leonard served on the Company’s audit committee and nominating and corporate governance committee.

After the resignations are effective, the Board is expected to consist of Mr. William Sweedler, Mr. Aaron Hollander, Ms. Mazzucchelli and Mr. Dionne. The Company’s bylaws provide that, effective April 1, 2021, the Board may not increase the number of directors to more than five members.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Limited Waiver and Consent to Credit Agreement, dated as of March 31, 2021, between Sequential Brands Group, Inc., certain subsidiaries of Sequential Brands Group, Inc. named therein, Wilmington Trust, National Association, as administrative agent and collateral agent and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: March 31, 2021	By:	/s/ Lorraine DiSanto
	Name:	Lorraine DiSanto
	Title:	Chief Financial Officer